EXHIBIT 10.6

                           [CREDIT SUISSE LETTERHEAD]

                              Facsimile Cover Sheet

To: Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1

Attention:              Heakyung Chung, CSIN Marketer

Fax number:             To be delivered by Heakyung Chung

Date:                   16 March 2007

Pages (including cover page):       8

Our Reference No: External ID: 9382621N3 / Risk ID: 570600167

Credit Suisse International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products:                          For Equity Derivatives:
Telephone Numbers: (212) 538-9370                    Telephone numbers: (212) 538-4437 /
Facsimile number: (917) 326-8603                     (212) 538-8297 / (212) 325-5119
Email: list.otc-inc-accept-ny@credit-suisse.com      Facsimile number: (212) 325-8173

For Credit Derivatives:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

                                           BALANCE GUARANTEED INTEREST RATE SWAP

                                                                   16 March 2007

Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1

External ID: 9382621N3/ Risk ID: 570600167

--------------------------------------------------------------------------------

Dear Sir/Madam:

The purpose of this letter agreement (this Confirmation) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the Transaction). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means Wells Fargo Bank, N.A., not in its individual or corporate capacity but solely as Trustee on behalf of Credit Suisse Commercial Mortgage Trust Series 2007-C1.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the Definitions) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Definitions.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 16 March 2007 (including the schedule thereto) as amended and supplemented from time to time (the Agreement), between CSIN and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. All terms used herein and not otherwise defined are given their meaning in the pooling and servicing agreement dated as of 1 March 2007 between Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Capmark Finance Inc., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee for the Trust, as amended and supplemented from time to time (the Pooling and Servicing Agreement). In the event of an inconsistency between the terms defined in the Pooling and Servicing Agreement and this Confirmation, this Confirmation will govern.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:                    28 February 2007

Effective Date:                16 March 2007

Termination Date:              The earliest of (a) the date on which the
                               Notional Amount has been reduced to zero, (b) the date on which the option to purchase the Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement has been exercised, (c) the date on which the Trust Fund (as defined in the Pooling and Servicing Agreement) is terminated pursuant to the Pooling and Servicing Agreement and (d) the Distribution Date in February 2040.

Notional Amount:               In respect of each Payment Date, the total
                               Certificate Principal Balance of the Class A-MFL
                               Certificates as of the last day of the calendar month immediately preceding such Payment Date.

Payment Dates:                 The day that is one Business Day prior to each
                               Distribution Date, beginning on the Distribution
                               Date in April 2007 and ending on the Termination
                               Date.

Business Days:                 New York, Minnesota, Maryland and Pennsylvania

Upfront Fixed Amount

Upfront Fixed Amount Payer:    CSIN

Upfront Fixed Amount:          USD 903,370.83

Upfront Fixed Amount Payer     Effective Date

Payment Date:

Fixed Amounts

Fixed Amount Payer:            Counterparty

Fixed Amounts:                 In respect of each Payment Date, an amount equal
                               to:

                               (a)   the Regular Fixed Amount; minus

                               (b)   any Fixed Amount Interest Shortfall
                                     Reduction Amount; plus
                               (c)   any Fixed Amount Interest Shortfall
                                     Reimbursement Amount; plus

                               (d) any Yield Maintenance Charges distributable pursuant to Section 4.01(j) of the Pooling and Servicing Agreement in respect of the Class A-MFL Regular Interest in respect of the Distribution Date to which such Payment Date relates.

Regular Fixed Amount:          In respect of each Payment Date, an amount equal
                               to the product of: (i) 1/12; (ii) the Notional
                               Amount; and (iii) 5.4160 per cent per annum.

Fixed Amount Interest
Shortfall Reduction            In respect of any Payment Date, either (a) zero
Amounts:                       or (b) if the Regular Fixed Amount exceeds the
                               amount of interest distributions with respect to the Class A-MFL Regular Interest required to be on deposit (or deemed on deposit) in the Floating
                               Rate Account (as defined in the Pooling and Servicing Agreement) in respect of the Distribution Date to which such Payment Date relates, the amount of such excess.

Fixed Amount Interest          In respect of any Payment Date, (a) zero or (b)
Shortfall Reimbursement        if the amount of interest distributions with
Amounts:                       respect to the Class A-MFL Regular Interest
                               required to be on deposit (or deemed on deposit) in the Floating Rate Account in respect of the Distribution Date to which such Payment Date relates exceeds the Regular Fixed Amount in respect of such Payment Date, an amount equal to the lesser of such excess interest distributions and the Cumulative Fixed Amount Interest
                               Shortfall Reduction Amount in respect of such Payment Date.

                               Any Fixed Amount Interest Shortfall Reimbursement Amount shall be deemed to reimburse outstanding Fixed Amount Interest Shortfall Reduction Amounts in the order in which they arose.

                               Cumulative Fixed Amount Interest Shortfall
                               Reduction Amount means, as of any Payment Date,
                               (a) the sum of all Fixed Amount Interest
                               Shortfall Reduction Amounts prior to such date minus (b) the sum of all Fixed Amount Interest Shortfall Reimbursement Amounts prior to such date.

                               For the avoidance of doubt, interest
                               distributions with respect to the Class A-MFL Certificates do not include Yield Maintenance Charges for the purposes of calculating the Fixed Amount Interest Shortfall Reduction Amounts or Fixed Amount Interest Shortfall Reimbursement Amounts.

Floating Amounts
Floating Amount Payer:         CSIN

Floating Amount:               Notwithstanding Section 6.1 of the Definitions,
                               the Floating Amount payable by CSIN on a Payment
                               Date will be an amount equal to (a) the Floating
                               Amount calculated pursuant to Section 6.1 of the Definitions plus (b) any Floating Amount Interest
                               Shortfall Reimbursement Amount minus (c) any
                               Floating Amount Interest Shortfall Reduction
                               Amount.

Floating Rate Option:          USD-LIBOR-BBA

Designated Maturity:           One month

Spread:                        0.1900 per cent.

Floating Rate in respect of
first Floating Rate Payer
Calculation Period:            5.32 per cent.

Reset Dates:                   The first day of each Floating Rate Payer
                               Calculation Period.

Floating Rate Day Count
Fraction:                      Actual/360

Floating Rate Payer            The period from and including one Distribution
Calculation Period:            Date, to but excluding the following Distribution
                               Date, provided that the first Floating Rate Payer
                               Calculation Period shall begin on, and include, the Effective Date and the final Floating Rate
                               Payer Calculation Period shall end on, but exclude, the Termination Date.

Floating Amount Interest
Shortfall Reduction            If, on any Payment Date, a Fixed Amount Interest
Amount:                        Shortfall Reduction Amount exists in respect of
                               the Distribution Date to which such Payment Date relates, an amount equal to the product of:

                               (i)   the Fixed Amount Interest Shortfall
                                     Reduction Amount; multiplied by

                               (ii)  the quotient of:

                               (A)   the product of:

                                     (I)   Floating Rate for such Floating Rate
                                           Payer Calculation Period plus 0.1900
                                           per cent.;

                                     (II)  the quotient of the actual number of
                                           days in the related Floating Rate
                                           Payer Calculation Period divided by
                                           360; and

                                     (III) the Notional Amount;
                                           divided by
                               (B)   the Regular Fixed Amount.

                               (such quotient, the Interest Rate Proportion).

Floating Amount Interest
Shortfall Reimbursement        If on any Payment Date a Fixed Amount Interest
Amounts:                       Shortfall Reimbursement Amount exists in respect
                               of the Distribution Date to which such Payment
                               Date relates, an amount equal to the product of:

                               (i)   the Fixed Amount Interest Shortfall
                                     Reimbursement Amount: multiplied by

                               (ii)  the Interest Rate Proportion that was
                                     applicable to the Floating Amount Interest
                                     Shortfall Reduction Amount corresponding to the Fixed Amount Interest Shortfall Reduction Amount being reimbursed.

Delivery of information under
the Pooling and Servicing      Counterparty shall provide the information set
Agreement Reports:             out in Section 3.28(c) of Pooling and Servicing
                               Agreement to CSIN by no later than 5:00 pm (New
                               York time) one Business Day prior to each Payment
                               Date.

Notice of Payments:            CSIN shall, on the Business Day prior to each
                               Payment Date, provide written notice to the Trustee providing details, for such Payment Date, of the Floating Amount, the Fixed Amount and the excess, if any, of the Fixed Amount over the Floating Amount.

3.    Additional provisions    Notwithstanding Section 2(c) of the Agreement or
                               anything else herein to the contrary, if on any Payment Date, but for this provision, a net payment would be payable by Party B, such payment shall be made on the Distribution Date immediately following such Payment Date.

                               Notwithstanding anything in the Agreement to the contrary, any payment obligations of Counterparty hereunder are limited in recourse to only the amounts with respect to interest on the Class A-MFL Regular Interest on deposit in the Floating Rate Account (as such terms are defined in the Pooling and Servicing Agreement) and any Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest pursuant to
                               Section 4.01(j) of the Pooling and Servicing
                               Agreement (plus all payments received by Counterparty from a replacement swap counterparty, if any), if any, held by the Trustee in accordance with the Pooling and Servicing Agreement. CSIN shall have no right to institute any proceedings for the enforcement of a lien on any Trust Assets except to the extent of interest on the Class A-MFL Regular Interest on deposit in the Floating Rate Account and any Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest pursuant to Section 4.01(j) of the Pooling and Servicing Agreement (plus all payments received by Counterparty from a replacement swap counterparty, if any). Upon the realization of the Trust Fund and distribution of the net proceeds thereof with respect to the Class A-MFL Regular Interest (plus all payment received by Counterparty from a replacement swap counterparty, if any) in accordance with Section
                               4.01 of the Pooling and Servicing Agreement, CSIN shall not be entitled to take any further steps against Counterparty to recover any sums due but still unpaid hereunder or under the Pooling and Servicing Agreement and all claims hereunder and all claims in respect of the Pooling and Servicing Agreement shall be extinguished.

                               For the avoidance of doubt, the Counterparty shall be under no obligation to pay costs, expenses or termination payments due hereunder, except to the extent such amounts have been paid to the Counterparty by a replacement swap counterparty after netting out costs and expenses incurred by Counterparty or to the extent of funds available in the Floating Rate Account in accordance with Section 9.02(b) of the Pooling and Servicing Agreement.

4.    Account details:

Payments to CSIN:              As advised separately in writing.

Payments to Counterparty:      Wells Fargo Bank, N.A.
                               ABA: 121 000 248
                               Account: 3970771416
                               FBO: SA5 Clearing
                               Further Credit to: SEI Account 50992900
                               Reference: CSMC 2007-C1
                               Attention: Amy Mofsenson (212) 515-5254
                               or other wire instructions as may be provided by Counterparty to CSIN in writing.

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                        Yours faithfully,

                                        CREDIT SUISSE INTERNATIONAL

                                        By: /s/ Marlene Nobile
                                           -------------------------------------
                                        Name: Marlene Nobile
                                        Title: Authorized Signatory

                                        By: /s/ Steven J. Reis
                                           -------------------------------------
                                        Name: Steven J. Reis
                                        Title: Authorized Signatory

Confirmed as of the date first written above:

CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2007-C1

By Wells Fargo Bank N.A., not in its individual capacity but solely as Trustee on behalf of the Credit Suisse Commercial Mortgage Trust Series 2007-C1

By: /s/ Amy Mofsenson
   -------------------------------------
Name: Amy Mofsenson
Title: Vice President

Our Reference No: External ID: 9382621N3 / Risk ID: 570600167